UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

Palomar Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38873

Delaware	83-3972551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(619) 567-5290

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On May 30, 2023, Palomar Holdings, Inc. (the “Company”) updated its corporate presentation that it uses for presentations at conferences and to analysts, current stockholders, and others. A copy of the Company’s presentation that it intends to use at such events is attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

On May 30, 2023, the Company also issued a press release announcing the successful completion of certain reinsurance programs incepting June 1, 2023 and increased the Company’s full year 2023 adjusted net income guidance. A copy of the press release is attached hereto as Exhibit 99.2.

The Company’s reinsurance coverage now exhausts at $2.68 billion for earthquake events including $17.5 million of additional limit incepting September 1, 2023, $900 million for Hawaii Hurricane events, and $100 million for all continental United States hurricane events. The reinsurance program provides ample capacity for the Company’s growth in the subject business lines as well as coverage to a level exceeding Palomar’s 1:250-year peak zone Probable Maximum Loss (“PML”).

The Company has now purchased approximately $550 million of reinsurance limit to support the growth of its earthquake franchise in 2023. $200 million of the new limit was sourced through a new catastrophe bond, the Torrey Pines Re Series 2023-1 notes. The new catastrophe bonds were the fourth Insurance Linked Securities (“ILS”) issuance Palomar has sponsored.

The Company’s per occurrence catastrophe event retention is now $17.5 million, a level that remains well within management’s previously stated guideposts, on an after-tax basis, of less than one quarter’s earnings and less than 5% of the Company’s surplus.

Other highlights of the Company’s reinsurance program include:

●$875 million of multi-year ILS capacity providing diversifying collateralized reinsurance capital;

●A reinsurance panel of 78 reinsurers, including multiple new reinsurers, all of which have an “A-” (Excellent) or better financial strength rating from A.M. Best and/or S&P (Standard & Poor) or are fully collateralized;

●Prepaid reinstatements for substantially all layers with a reinstatement provision, thereby limiting the pre-tax net loss to our $17.5 million retention with modest additional reinsurance premium due.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
99.1	Corporate Presentation
99.2	Press release, dated May 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	May 30, 2023	/s/ T. Christopher Uchida
T. Christopher Uchida
Chief Financial Officer
(Principal Financial and Accounting Officer)